Exhibit 99.1

Red Rock Resorts Announces Third Quarter 2025 Results

LAS VEGAS, October 28, 2025 (PRNewswire)—Red Rock Resorts, Inc. (“Red Rock Resorts,” “we” or the “Company”) (NASDAQ: RRR) today reported financial results for the third quarter ended September 30, 2025.

Third Quarter Results

Consolidated Operations

•	Net revenues were $475.6 million for the third quarter of 2025, an increase of 1.6%, or $7.6 million, from $468.0 million in the same period of 2024.

•	Net income was $76.9 million for the third quarter of 2025, an increase of 38.8%, or $21.5 million, from $55.4 million in the same period of 2024.

•	Adjusted EBITDA(1) was $190.9 million for the third quarter of 2025, an increase of 4.5%, or $8.2 million, from $182.7 million in the same period of 2024.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $468.6 million for the third quarter of 2025, an increase of 0.8%, or $3.9 million, from $464.7 million in the same period of 2024.

•	Adjusted EBITDA from Las Vegas operations was $209.4 million for the third quarter of 2025, an increase of 3.4%, or $6.8 million, from $202.6 million in the same period of 2024.

Native American

•	Net revenues and adjusted EBITDA from Native American activities were $3.9 million for the third quarter of 2025, representing revenue related to development fees.

Balance Sheet Highlights

The Company’s cash and cash equivalents at September 30, 2025 were $129.8 million and total principal amount of debt outstanding at the end of the third quarter was $3.4 billion.

Quarterly Dividend

The Company’s Board of Directors has declared a cash dividend of $0.26 per Class A common share for the fourth quarter of 2025. The dividend will be payable on December 31, 2025 to all stockholders of record as of the close of business on December 15, 2025.

Prior to the payment of such dividend, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.26 per unit for a total distribution of approximately $28.9 million, approximately $16.9 million of which is expected to be distributed to the Company and approximately $12.0 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Share Repurchase Program

The Company’s Board of Directors has authorized an additional $300 million under the Company’s existing $600 million share repurchase program (the “Repurchase Program”) and an extension of the Repurchase Program from December 31, 2025 to December 31, 2027. This authorization is in addition to all previously approved amounts under the Repurchase Program. Considering the additional authorization, the Company had approximately $573 million remaining in repurchase authority as of October 28, 2025. Under the Repurchase Program, the Company may repurchase shares of its common stock from time to time on the open market, in privately negotiated transactions, in derivative transactions and in any other similar transaction. Repurchases of common stock may also be made under Rule 10b5-1 plans, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so. The timing, volume and nature of share repurchases will be at the sole discretion of management, depending on market conditions, applicable securities laws and other factors and may be suspended or discontinued at any time.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 4077317. A replay of the call will be available from today through November 4, 2025 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA for the three and nine months ended September 30, 2025 and 2024 includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, preopening and development, business innovation and technology enhancements and non-routine items), interest expense, net, change in fair value of derivative instruments, loss on extinguishment/modification of debt, gain on Native American development and provision for income tax.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Durango Resort & Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Lake Mead, Wildfire on Fremont and Seventy Six by Station Casinos (North Lamb & Aliante). Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company’s business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

Investors:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

Media:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693

Red Rock Resorts, Inc.

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating revenues:
Casino	$319,490	$314,225	$997,531	$950,708
Food and beverage	85,523	83,327	269,169	268,323
Room	41,568	45,165	142,925	148,195
Development fees	3,894	—	13,902	—
Other	25,097	25,299	76,179	76,090

Net revenues	475,572	468,016	1,499,706	1,443,316

Operating costs and expenses:
Casino	83,263	88,141	266,538	260,963
Food and beverage	72,989	71,889	222,644	219,603
Room	15,557	15,502	47,487	47,448
Other	8,014	8,013	23,776	23,040
Selling, general and administrative	112,853	109,041	329,595	325,164
Depreciation and amortization	48,976	47,372	145,295	138,948
Write-downs and other, net	2,436	(2,585)	10,506	1,749

	344,088	337,373	1,045,841	1,016,915

Operating income	131,484	130,643	453,865	426,401
Earnings from joint ventures	655	549	1,977	1,993

Operating income and earnings from joint ventures	132,139	131,192	455,842	428,394

Other (expense) income:
Interest expense, net	(50,486)	(57,998)	(152,228)	(172,633)
Loss on extinguishment/modification of debt	—	—	—	(14,402)
Change in fair value of derivative instruments	1,846	(9,748)	(5,653)	(11,671)
Gain on Native American development	—	—	8,476	—

Income before income tax	83,499	63,446	306,437	229,688
Provision for income tax	(6,619)	(8,057)	(35,354)	(26,118)

Net income	76,880	55,389	271,083	203,570
Less: net income attributable to noncontrolling interests	34,626	26,437	127,676	96,107

Net income attributable to Red Rock Resorts, Inc.	$42,254	$28,952	$143,407	$107,463

Earnings per common share:
Earnings per share of Class A common stock, basic	$0.72	$0.49	$2.43	$1.82
Earnings per share of Class A common stock, diluted	$0.68	$0.48	$2.37	$1.77
Weighted-average common shares outstanding:
Basic	59,019	59,092	59,060	58,988
Diluted	102,663	103,686	102,925	103,709
Dividends declared per common share	$0.25	$0.25	$1.75	$1.75

Red Rock Resorts, Inc.

Segment Information and Reconciliation of Net Income to Adjusted EBITDA

(amounts in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenues
Las Vegas operations	$468,576	$464,714	$1,476,791	$1,433,490
Native American	3,894	—	13,902	—

Reportable segment net revenues	472,470	464,714	1,490,693	1,433,490
Corporate and other	3,102	3,302	9,013	9,826

Net revenues	$475,572	$468,016	$1,499,706	$1,443,316

Net income	$76,880	$55,389	$271,083	$203,570
Adjustments
Depreciation and amortization	48,976	47,372	145,295	138,948
Share-based compensation	7,317	6,730	23,664	24,411
Write-downs and other, net	2,436	(2,585)	10,506	1,749
Interest expense, net	50,486	57,998	152,228	172,633
Loss on extinguishment/modification of debt	—	—	—	14,402
Change in fair value of derivative instruments	(1,846)	9,748	5,653	11,671
Gain on Native American development	—	—	(8,476)	—
Provision for income tax	6,619	8,057	35,354	26,118

Adjusted EBITDA	$190,868	$182,709	$635,307	$593,502

Adjusted EBITDA
Las Vegas operations	$209,407	$202,557	$684,751	$655,463
Native American	3,894	—	13,902	—

Reportable segment Adjusted EBITDA	213,301	202,557	698,653	655,463
Corporate and other	(22,433)	(19,848)	(63,346)	(61,961)

Adjusted EBITDA	$190,868	$182,709	$635,307	$593,502